SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

May 25, 2007
(Date of Report; Date of Earliest Event Reported)

BORDERS GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Michigan	1-13740	38-3294588
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Phoenix Drive, Ann Arbor, MI 48108
(Address of Principal Executive Offices)

734-477-1100
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On May 25, 2007, the Articles of Incorporation of the Company were amended to provide for majority voting in uncontested elections of directors. Under the amendment, in uncontested elections, nominees for the Board of Directors must receive a majority of the vote cast in order to be elected to the Board. In contested elections, i.e. those in which the number of nominees is greater than the number of seats available, the plurality standard will continue to be applicable. Previously, the plurality standard applied in both contested and uncontested elections of directors.

Under the Amendment, an incumbent director who does not receive a majority of the votes cast in an uncontested election must promptly tender his or her resignation to the Board of
Directors. The Nominating and Corporate Governance Committee must promptly consider the tender of resignation and to make a recommendation to the Board as to whether to accept or reject it. The Board must act on the Committee’s recommendation no later than 90 days following the date of the applicable shareholders’ meeting. Following the Board’s decision, the Company must promptly publicly disclose the Board’s decision in a Form 8-K filed with the Securities and Exchange Commission. In the event that the resignation is accepted, the
Board would determine whether to fill the resulting vacancy or to reduce the size of the Board.

Also effective as of May 25, 2007, the Board of Directors adopted the Second Amendment to the restated By-Laws of the Company. The purpose of the Second Amendment was to conform the By-Laws to the Amendment to the Articles of Incorporation described above.

Copies of the Amendment to the Articles of Incorporation and the Second Amendment to the Restated By-Laws of the Company are attached as Exhibits 3.4 and 3.5 to this Report and are incorporated herein by reference.

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ITEM 9.01  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.    Description

Exhibit 3.4          Amendment to the Articles of Incorporation of Borders Group, Inc.
Exhibit 3.5          Second Amendment to the Restated By-Laws of Borders Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Borders Group, Inc.
(Registrant)

Dated: March 29, 2007	By: /s/ EDWARD W. WILHELM
Edward W. Wilhelm
Executive Vice President and
Chief Financial Officer
(Principal Financial and
Accounting Officer)

EXHIBIT INDEX
DESCRIPTION OF EXHIBITS

EXHIBITS:

Exhibit 3.4            Amendment to the Articles of Incorporation of Borders Group, Inc.
Exhibit 3.5       Second Amendment to the Restated By-Laws of Borders Group, Inc.